UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 13, 2026, UGI International, LLC (“UGI International”), an indirect, wholly owned subsidiary of UGI Corporation (the “Company”), priced its offering of €300,000,000 in aggregate principal amount of 5.000% senior notes due 2031 (the “Notes”) in a private offering (the “Offering”) exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The closing of the Offering is expected to occur on or about May 21, 2026 and is subject to customary closing conditions.

UGI International intends to use the net proceeds of the issuance of the Notes to (i) repay short-term borrowings under UGI International’s senior unsecured revolving credit facility (the “Revolving Credit Facility”) associated with the payment of a dividend to the Company, which was contributed to AmeriGas Partners, L.P., an indirect, wholly owned subsidiary of the Company (“AmeriGas”), and a portion of which the Company expects will be used by AmeriGas to repay an intercompany loan owed to UGI International, (ii) repay other amounts currently outstanding under the Revolving Credit Facility, (iii) partially prepay borrowings under UGI International’s senior unsecured term loan facility (the “Term Loan”) and (iv) pay fees and expenses related to the foregoing, and the remainder will be used for general corporate purposes.

The Offering is not conditioned upon the repayment of the intercompany loan by AmeriGas, and if UGI International does not receive some or all of the expected repayment amounts on the intercompany loan, UGI International would expect to decrease intended repayments of amounts under the Revolving Credit Facility and/or Term Loan accordingly.

On May 13, 2026, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report contains statements, estimates, and projections that are forward-looking statements (as defined in Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act), including statements regarding the expected closing date of the offering and the intended use of proceeds from the offering of the Notes. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” “intend” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. The Company undertakes no obligation (and expressly disclaims any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Press Release of UGI Corporation dated May 13, 2026 announcing the pricing of the Offering.

104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2026

UGI Corporation

By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary

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